Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director – Investor Relations	Vice President – Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER COMPLETES SALE OF ENVIRONMENTAL SOLUTIONS GROUP BUSINESS

DOWNERS GROVE, Ill., Oct. 8, 2024 - Dover Corporation (NYSE: DOV) today announced that it has completed the previously reported sale of its Environmental Solutions Group business, which was part of Dover’s Engineered Products segment, to Terex Corporation (NYSE: TEX).

About Dover:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 24,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.